Exhibit 99.2

PENN NATIONAL GAMING TO TEMPORARILY SUSPEND OPERATIONS AT OHIO CASINOS

UNDER EXECUTIVE ORDER OF GOVERNOR MIKE DEWINE

WYOMISSING, PA (March 13, 2020) – Penn National Gaming, Inc. (NASDAQ: PENN) (“Penn National” or the “Company”) announced today that an Executive Order by Governor Mike DeWine will cause it to temporarily suspend operations at its four gaming properties in the state as a precautionary measure against the ongoing spread of COVID-19.

According to the Executive Order, the state’s 11 casinos and racetracks with video lottery terminals are considered places of “mass gatherings” and are not allowed to accommodate more than 100 persons at any one time. Since Hollywood Casino Columbus, Hollywood Casino Toledo, Hollywood Gaming at Dayton Raceway and Hollywood Gaming at Mahoning Valley Race Course collectively employ more than 2,000 team members, Penn National is left with no choice but to temporarily close those facilities.

“The health and well-being of our guests and team members will always be our paramount concern,” said Jay Snowden, President and CEO of Penn National Gaming. “Since the coronavirus threat began there have been no confirmed cases of COVID-19 at any Penn National casino, and we have implemented stringent CDC-recommended protocols throughout our enterprise, including increased daily cleaning regimens at our facilities, maximizing air circulation, cancelling or postponing all concerts and live events, and we’re in the process of temporarily closing down buffets, among other initiatives.

“As for our 2,000 team members who will be impacted by this temporary closure, we plan to continue to pay their full wages and benefits through the end of March, with the hope that the situation on the ground in Ohio will permit the Governor to lift his Order by then. This is a challenging time for all of us, and we are very appreciative of the overwhelming support and understanding from our guests and team members. We look forward to reopening our doors just as soon as possible. In the meantime, we will be taking the opportunity to continue our deep cleaning efforts and preparing our casinos to welcome our loyal customers back,” concluded Mr. Snowden.

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About Penn National Gaming

Penn National Gaming owns, operates or has ownership interests in 41 gaming and racing properties in 19 jurisdictions and video gaming terminal operations with a focus on slot machine entertainment. We also offer live sports betting at our properties in Indiana, Iowa, Mississippi, Pennsylvania and West Virginia. In total, Penn National’s properties feature approximately 50,000 gaming machines, 1,300 table games and 8,800 hotel rooms. In addition, the Company operates an interactive gaming division through its subsidiary, Penn Interactive Ventures, LLC, which recently launched iGaming in Pennsylvania and, through strategic partnerships, operates online sports betting in Indiana, Pennsylvania and West Virginia. The Company also has a leading customer loyalty program, mychoice, with over five million active customers.

Forward-looking Statements

All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding COVID-19, the length of time Penn National’s casinos in Ohio will be required to remain closed and the impact of these or other potential closures on Penn National and its stakeholders are subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, Penn National cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K and its Current Reports on Form 8-K. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.